UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12
Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On May 22, 2025, the Company issued the following press release providing an update regarding the January 2024 written consent.

NEWS RELEASE

Silver Star Properties Provides Update Regarding January 2024 Written Consent
EXECUTIVE HIGHLIGHTS
•Legal victory confirmed: A Maryland judge ruled in Silver Star's favor on May 20, 2025, validating its 2024 consent solicitation process and finding no violation of Maryland law or bad faith by Silver Star or its Executive Committee.

•Allen Hartman’s conduct criticized: The court found that Allen Hartman had improperly filed liens against company properties, and sent an email to "strong-arm" the Company into transferring valuable properties for himself to avoid a proxy fight, and then Hartman admitted he lied in the email.

•Annual Meeting Conduct: The court also found that the Company and the Executive Committee reasonably believed that they could not trust Hartman to act honestly and appropriately at the Annual Meeting.

•Ongoing proxy battle: Silver Star is currently in a proxy contest with Allen Hartman for an annual meeting scheduled for July 2025.

HOUSTON – May 22, 2025 - Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”), a self-managed real estate investment trust currently repositioning into the self-storage asset class, announced today that it is providing an update regarding the resolution of the solicitation of consents from the Shareholders in lieu of an Annual Meeting of the Shareholders of the Company (“Consent Solicitation”) that began in late 2023 and concluded on January 29, 2024.
On May 20, 2025, Judge Anthony F. Vittoria of the Circuit Court for Baltimore Maryland issued his final order regarding the Consent Solicitation (“Final Order”). This matter was brought by Allen Hartman (“Hartman” or “Plaintiff”) wherein he claimed that Silver Star and the Executive Committee (sometimes together as “Defendants”) had violated Maryland Law and acted in bad faith. The Appellate Court of Maryland held that there had been no violation of Maryland Law and the Final Order holds that there was no bad faith shown by Silver Star or the Executive Committee. In the Final Order, the Judge held for Silver Star and the Executive Committee and the validity of the Consent Solicitation. The quotes are directly from the Final Order.
The Judge analyzed the actions of all parties to determine if bad faith existed. He noted that the Consent Solicitation was used, in part, due to concerns that Hartman would use an annual meeting to spread misinformation to the Shareholders. The Judge gave his summary of the turmoil at Silver Star at the time. There was an obvious conflict at that time between the parties and the Judge addressed Hartman’s approach. “Unable to resolve the dispute to his satisfaction, Plaintiff embarked on a campaign to either take back control of the company or extract valuable financial consideration in exchange for his departure.” The timing of certain events is critical as pointed out by the Judge, and the important dates are as follows:
March 20, 2023 Plaintiff and Hartman XXI initiated a Texas Lawsuit against Silver Star without informing the Defendants.
June 22, 2023 Plaintiff asked for an annual meeting.
July 19, 2023 Plaintiff made a formal request for an annual meeting and filed lis pendens against the majority of the properties indirectly owned by Silver Star.
“Soon afterwards, Plaintiff caused the transmission of the August 28, 2023 email in which he tried to strong-arm Defendants into signing over five valuable properties to avoid a proxy fight.”
The Defendants rejected Hartman’s strong-arm demand for five valuable properties.
“…before the initiation of the consent solicitation, Plaintiff (1) admitted he had lied in the August 28, 2023 email, (2) filed a complaint seeking the dissolution of Silver Star, and (3) admitted, through Hartman XXI, that the lis pendens had been improperly filed.”
In light of these facts, the Judge found that the Defendants reasonably believed that Silver Star was facing threats which needed to be addressed quickly and decisively, and more importantly, the Judge found that Defendants reasonably believed that they could not trust Plaintiff to act honestly and appropriately at the annual meeting in light of the fact that he had admitted to bending the truth and improperly using the judicial process to seek leverage over the Defendants. A lis pendens is, in effect, a lien on the properties, and this Judge, in a prior ruling for this matter, found that they had been filed by Plaintiff without legal cause.
Silver Star is currently undergoing a proxy battle with Hartman with respect to an annual meeting that will be held during July 2025. The foregoing represents the findings by a Judge the last time Silver Star had a Consent Solicitation in lieu of an annual meeting. The full opinion can be found here: https://silverstarreit.com/wp-content/uploads/2025/05/55612147-v1-2025.05.20-Memorandum-and-Opinion-on-Court-IV-Hartman_State-Court-May-21-2025.pdf .

Additionally, the January 21, 2025 opinion issued by the same judge can be found here: https://silverstarreit.com/wp-content/uploads/2025/01/Memorandum-Opinion-on-Claims-1-3-and-5-Signature-Redacted.pdf.
The consents provided as part of the Consent Solicitation shall be tallied and the results will be provided as soon as reasonably possible.
Contact:
Investor and Media Relations
press@silverstarreit.com
1-877-734-8876

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
The Company has filed a Preliminary Proxy Statement with the SEC on May 19, 2025 in connection with the court ordered 2025 Annual Meeting and intends to solicit votes for the Pivot Strategy adopted by the Executive Committee and such other matters as the Executive Committee, at the discretion of its Chairman, determines to consider. The definitive Proxy Statement will contain important information about Silver Star, the court ordered annual meeting and the opportunity to vote whether to execute and pivot the Company into the self-storage real estate class. Shareholders are urged to read the definitive Proxy Statement carefully when it is available.
Upon completion and filing of our definitive proxy statement, Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Silver Star on the SEC’s website (www.sec.gov). In addition, shareholders will be able to obtain free copies of the Proxy Statement from Silver Star by following the instructions provided in the Proxy Statement.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement to be filed with the SEC. As of May 19, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 1,172,436 shares, or 1.74%, of Silver Star common stock. Allen Hartman beneficially owned approximately 5,006,412 shares, or 7.43%, of Silver Star common stock. Additional information regarding the interests of such participants will be included in the definitive proxy statement that will be filed with the SEC and available free of charge as indicated above.
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Forward-Looking Statements: This press release contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the

Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.